Exhibit 99.1


                         Form 4 Joint Filer Information


Name:                               nCryptone S.A.

Address:                            150, rue Gallieni
                                    92641 Boulogne Cedex, France

Designated Filer:                   Prosodie S.A.

Issuer & Ticker or
Trading Symbol                      Innovative Card Technologies, Inc. (INVC.OB)

Date of Earliest
Transaction Required
to be Reported                      May 21, 2007

Signature                           /s/Andre Saint-Mleux
                                    ------------------------------------
                                    Andre Saint-Mleux,
                                    Chairman and Chief Executive Officer